EXHIBIT 4.5

                              GADZOOKS, INC.
                       EMPLOYEE STOCK PURCHASE PLAN

                      ARTICLE I.  PURPOSE

     1.1 PURPOSE. This Gadzooks, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Gadzooks, Inc. and any subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                    ARTICLE II.  DEFINITIONS

     In addition to other terms defined herein the following terms shall have the indicated meanings when used in the Plan.

     BOARD OF DIRECTORS. "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

     COMPENSATION. "Compensation " shall mean base salary or wages plus payments for overtime, commissions and bonuses, without reduction for deferrals under qualified and nonqualified plans of deferred compensation.

     COMMITTEE. "Committee" shall mean the individuals described in
Article XI.

     EMPLOYEE. "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company, but who is regularly scheduled to work more than 20 hours per week.

     PARTICIPANT. "Participant" means an Employee who has met the eligibility requirements of 3.1 hereof.

     PLAN ENTRY DATE. "Plan Entry Date" means January 1 or July 1 of each year.

     SUBSIDIARY. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Company as that term is defined in 424 of the Code and (ii) is designated as a participating affiliate in the Plan by the Board of Directors.

          ARTICLE III.  ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Except as otherwise specifically provided herein, any individual who is an Employee as of the effective date set forth in
Section 12.5 shall become eligible to participate in Offerings under the Plan which commence on or after the Effective Date. Thereafter, any Employee who has completed six months' of employment with the Company shall be eligible to participate in Offerings under the Plan which commence on or after that Plan Entry Date which first occurs after meeting such service requirement.

     3.2 LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan.

     3.3 RESTRICTIONS IN PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of
      424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) which permits his or her rights to purchase stock under all Employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000.00 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.4 COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when such authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Participant as provided in Article VIII below.

                     ARTICLE IV.  OFFERINGS

     4.1  ANNUAL OFFERINGS. The Plan will be implemented by twenty-four
(24) monthly offerings of the Company's Common Stock (the "Offerings") commencing, respectively, on April 1, 1998 and on the first day of each calendar month thereafter ending with March of 2000. Each Offering shall terminate on the last day of each such month, respectively.

     In each Offering, the maximum number of shares that may be issued shall be 2,500 shares, plus any unissued shares, whether offered or not, from the immediately preceding Offering. The aggregate number of shares that may be issued under the Plan is 60,000. The commencement date of each Offering ("Offering Commencement Date") shall be the first day of each calendar month in the period beginning April 1, 1998 and ending March 31, 2000. The termination date of each Offering ("Offering Termination Date") shall be the last day of each such calendar month.

                 ARTICLE V.  PAYROLL DEDUCTIONS

     5.1 AMOUNT OF DEDUCTION. At the time a Participant files an authorization for payroll deduction, the Employee shall elect to have deductions made, in accordance with procedures established by the Committee, on each payday during the time he or she is a Participant in an Offering at the rate of not less than 1%, nor more than 15% of his or her Compensation in effect at the Offering Commencement Date of such Offering.

     5.2 PARTICIPANT'S ACCOUNT. All payroll deductions made for a Participant shall be credited to the Employee's account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in 5.4 hereof.

     5.3 CHANGES IN PAYROLL DEDUCTIONS. Within the first thirty (30) days of a calendar quarter a Participant may make a prospective change (but not below 1%) in the percentage of his or her Compensation to be deferred for the rest of the quarter. However, no more than one such change may be made in any such thirty (30) day period.

     5.4 LEAVE OF ABSENCE. If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to discontinue contributions to the Plan but remain a Participant in the Plan, or (b) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from any payments of Compensation by the Company to the Participant during such leave of absence.

                ARTICLE VI.  GRANTING OF OPTION

     6.1 NUMBER OF OPTION SHARES. On the Offering Termination Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock of the Company equal to an amount determined as follows: an amount equal to (i) that amount of the Employee's Compensation which has been withheld for the Offering in accordance with the Plan, divided by (ii) 85% of the market value of the stock of the Company on that Offering Termination Date or the nearest prior business day on which trading in Common Stock of the Company occurred on the NASDAQ National Market System.. The market value of the Company's stock shall be determined as provided in 6.2 below.

     6.2 OPTION PRICE. The option price of stock purchased with payroll deductions made during such Offering for a Participant therein shall be 85% of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading in Common Stock of the Company occurred on the NASDAQ National Market System. If the Common Stock of the Company is not admitted to trading on such date, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for purposes of the Offering by the Committee.

                ARTICLE VII.  EXERCISE OF OPTION

     7.1 AUTOMATIC EXERCISE. The option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to
 6.1), and any excess in his or her account at that time will be returned to the Participant.

     7.2 FRACTIONAL SHARES. Fractional shares will be calculated to the fourth decimal point.

     7.3 TRANSFERABILITY OF OPTION. During a Participant's lifetime, options held by such Participant shall be exercisable only by that Participant.

     7.4 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the stock purchased upon exercise of his or her option.

                   ARTICLE VIII.  WITHDRAWAL

     8.1 IN GENERAL. A Participant may withdraw from participation in the Plan at any time by giving written notice to the Company. The Compensation deferrals of a withdrawing Participant shall cease beginning with the next pay period. None of the Participant's payroll deductions then credited to his or her account in connection with an Offering will be returned to the Participant, but will instead be applied to the exercise of options during the appropriate Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his or her accumulated payroll deductions as an election to withdraw from the Plan.

     8.2 EFFECT ON SUBSEQUENT PARTICIPATION. A Participant's withdrawal from any Offering will disqualify the Participant from again participating in the Plan until the first Offering that commences after the next
January 1 or July 1.

     8.3 TERMINATION OF EMPLOYMENT. Upon loss of status as an Employee or termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), any payroll deductions then credited to the Employee's account will be returned to the Employee.

     8.4 TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the Participant's employment because of his or her death, his or her legal representative shall have the right to elect, by written notice given to the Company prior to the Offering Termination Date, either:

          (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

          (b) to exercise the Participant's option for the purchase of stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to 6.1), and any excess in such account will be paid to the legal representative, without interest. In the event that no such written notice of election shall be duly received by the Company, the legal representative shall automatically be deemed to have elected, pursuant to this paragraph (b), to exercise the Participant's option.

     8.5 LEAVE OF ABSENCE. A Participant on leave of absence shall, subject to the election made by such Participant, continue to participate in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days and who, therefore, is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                     ARTICLE IX.  INTEREST

     9.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant Employee; provided, however, that interest shall be paid on any and all money which is distributed to an Employee or a legal representative pursuant to the provisions of 8.3 and 8.4 hereof. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rates per annum in effect at Wells Fargo Bank in Dallas, Texas during the applicable Offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Dallas, Texas selected by the Board of Directors or the Committee. Where the amount returned represents an excess amount in an Employee's account after such account has been applied to the purchase of stock, the Employee's withholding account shall be deemed to have been applied first toward purchase of stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

                       ARTICLE X.  STOCK

     10.1 MAXIMUM SHARES. The maximum number of shares which shall be reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in 12.4 hereof shall be 2,500 shares in each monthly Offering plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 60,000 shares for all Offerings. Such shares may be newly issued by the Company or may be purchased by the Company on the open market. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI above exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in a nearly uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned as promptly as possible.

     10.2 PARTICIPANT'S INTEREST IN OPTION STOCK. A Participant will have no interest in stock covered by his or her option until such option has been exercised.

     10.3 REGISTRATION OF STOCK. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. Any such notice shall be given in accordance with procedures established by the Committee.

     10.4 RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective.

                  ARTICLE XI.  ADMINISTRATION

     11.1 APPOINTMENT OF COMMITTEE. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three individuals who need not be members of the Board.

     11.2 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     11.3 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                        ARTICLE XII.  MISCELLANEOUS

     12.1 TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan.

     12.2 USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     12.3 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option under the Plan will be entitled to receive at the Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provision of this 12.3 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

     12.4 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate and amend the Plan; PROVIDED, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to 12.3 hereof); or (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan.

     12.5 EFFECTIVE DATE. The Plan shall become effective as of April 1, 1998, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 1998. If the Plan is not so approved, the Plan shall not become effective.

     12.6 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     12.7 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     12.8 GOVERNING LAW. The law of the State of Texas will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

     12.9 NOTICES. All notices to the Company shall be in writing or written telecommunication and deemed effective when received by the Company at:

                              Gadzooks, Inc.
                        4121 International Parkway
                          Carrollton, Texas 75007
                           Phone: (972) 307-5555
                            Fax: (972) 662-4296

               Attn:  Human Resources - Benefits Department

(or such other address as may be specified from time to time by the Company); provided that notice by telecommunication shall be confirmed in writing by personal delivery, U.S. mail, certified mail or registered mail of a copy thereof.